                                                                    EXHIBIT 1.2.

                             SEACOR Holdings, Inc.
                          1370 Avenue of the Americas
                                  25th Floor
                           New York, New York  10019


                                                               December 19, 1996


The Sellers (as herein defined)
c/o SMIT Internationale N.V.
Zalmstraat 1
3016 DS Rotterdam
The Netherlands

        Re:  Delivery of Securities
             ----------------------

Dear Sirs:

        Reference is hereby made to the Asset Purchase Agreement dated as of December 19, 1996 (the "Purchase Agreement"), among SEACOR Holdings, Inc. ("SEACOR"), the subsidiaries of SEACOR listed on Exhibit A thereto (together with SEACOR, the "Purchasers"), SMIT Internationale N.V., a corporation organized under the laws of The Netherlands ("SMIT"), and the subsidiaries of SMIT listed on Exhibit B thereto (together with SMIT, the "Sellers"). Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Purchase Agreement.

        Sections 2.1 (e)(ii) and 2.1(e) (iii) of the Purchase Agreement provide that SEACOR shall deliver at the Closing, at the direction and for the benefit of the Sellers entitled to receive such consideration, (i) subject to Section 6.3(c) of the Purchase Agreement (which provides for the issuance of 31,517 shares of SEACOR Common Stock at the Chilean Closing), a certificate representing 712,000 shares of SEACOR Common Stock (i.e., 680,483 shares after
                                                    ---
deduction of such 31,517 shares) issued in the name of SMIT International Overseas B.V. ("SMIT Overseas") and (ii) a 5-3/8% Convertible Subordinated Note due November 15, 2006 of SEACOR (a "Note") in the principal amount of U.S.

                              Page 22 of 29 Pages
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The Sellers
December 19, 1996
Page 2


$15,250,000 issued pursuant to the Indenture in the name of SMIT Overseas.

        Notwithstanding the above referenced provisions of the Purchase Agreement, the Sellers and SEACOR hereby agree that SEACOR shall deliver (a) at the Closing (i) a certificate representing 665,000 shares of SEACOR Common Stock issued as described above and (ii) a Note in the principal amount of U.S. $11,500,000 issued as described above and (b) on or before December 27, 1996 to SMIT in Rotterdam, (i) a certificate representing 15,483 shares of SEACOR Common Stock (representing the difference between the 665,000 shares mentioned above and the 680,483 shares mentioned above) issued to SMIT Overseas as described above and (ii) a Note in the principal amount of U.S. $3,750,000 issued to SMIT Overseas as described above and accruing interest from December 19, 1996.

        References in the Purchase Agreement to the SEACOR Common Stock and the SEACOR Convertible Note shall be deemed to refer to the securities referred to in clause (a) of the immediately preceding paragraph until the time (the "Adjustment Time") the actions referred to in clause (b) of the immediately preceding paragraph shall have been taken and shall be deemed to refer additionally to the securities referred to in clause (b) of the immediately preceding paragraph from and after the Adjustment Time.

        This letter shall be deemed to be an amendment to the Purchase Agreement and for purposes of Article 7 of the Purchase Agreement shall be deemed to be a "Related Document".

        This letter has been executed and delivered in Rotterdam, The
Netherlands.

                              Page 23 of 29 Pages
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The Sellers
December 19, 1996
Page 3


        Please sign this letter in the space provided below to confirm the mutual agreements set for herein and return a signed copy to the undersigned.

                                        Very truly yours,

                                        SEACOR HOLDINGS, INC.
                                        SEACOR-SMIT OFFSHORE B.V. I.
                                        SEACOR-SMIT (AQUITAINE) LTD.
                                        SEACOR-SMIT OVERSEAS B.V.
                                        SMIT INTERNATIONALE N.V.

                                        By:
                                           -----------------------------
                                           Name:   John Gellert
                                           Title:  Attorney-in-Fact



Acknowledged and Agreed:

SMIT INTERNATIONALE N.V.


By:
   ------------------------
   Name:
   Title:


SMIT INTERNATIONAL SINGAPORE PTE. LTD.


By:
   ------------------------
   Name:
   Title:


                              Page 24 of 29 Pages
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The Sellers
December 19, 1996
Page 4


SMIT INTERNATIONAL (TRINIDAD) LIMITED


By:
   ------------------------
     Name:
     Title:


SMIT LLOYD B.V.


By:
   ------------------------
     Name:
     Title:


SMIT LLOYD BEHEER ANTILLES OFFSHORE N.V.


By:
   ------------------------
     Name:
     Title:


SMIT INTERNATIONAL AMERICAS, INC.


By:
   ------------------------
     Name:
     Title:


MAASMAIN B.V.

By:
   ------------------------
     Name:
     Title:



                              Page 25 of 29 Pages
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The Sellers
December 19, 1996
Page 5


SMIT LLOYD (ANTILLES) N.V.


By:
   ------------------------
     Name:
     Title:


SMIT-LLOYD (U.K.) LTD.


By:
   ------------------------
     Name:
     Title:


SMIT INTERNATIONAL GROUP (U.K.) LTD.


By:
   ------------------------
     Name:
     Title:

SMIT-LLOYD ODIN B.V.


By:
   ------------------------
     Name:
     Title:



                              Page 26 of 29 Pages
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The Sellers
December 19, 1996
Page 6


AUVERGNE SHIPPING COMPANY S.A.


By:
   ------------------------
     Name:
     Title:


BRETAGNE SHIPPING COMPANY S.A.


By:
   ------------------------
     Name:
     Title:


LAZIO SHIPPING COMPANY S.A.

By:
   ------------------------
     Name:
     Title:


LOMBARDIA SHIPPING COMPANY S.A.

By:
   ------------------------
     Name:
     Title:


PICARDI SHIPPING COMPANY S.A.

By:
   ------------------------
     Name:
     Title:





                              Page 27 of 29 Pages
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The Sellers
December 19, 1996
Page 7

UMBRIA SHIPPING COMPANY S.A.

By:
   ------------------------
     Name:
     Title:


                              Page 28 of 29 Pages